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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FTS International, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 27, 2020

Dear FTS International Stockholder:

        You are cordially invited to attend the annual meeting of stockholders of FTS International, Inc. The meeting will be held on May 7, 2020, beginning at 10:00 a.m., local time, at 777 Main Street, Lobby Level Conference Room, Fort Worth, Texas 76102.

        Information about the meeting, nominees for the election of directors and the other matters to be voted on at the meeting is presented in the following notice of annual meeting and proxy statement. We hope that you will plan to attend the annual meeting.

        It is important that your shares be represented. Whether or not you plan to attend the meeting, please vote using the procedures described on the notice of internet availability of proxy materials or the proxy card or sign, date and promptly mail a proxy card in the provided pre-addressed, postage-paid envelope.

        We look forward to seeing you at the meeting on May 7th.

Sincerely,

Goh Yong Siang Chairman of the Board of Directors

FTS INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 7, 2020

        The 2020 annual meeting of stockholders of FTS International, Inc., a Delaware corporation (the "Company"), will be held on May 7, 2020, beginning at 10:00 a.m., local time, at 777 Main Street, Lobby Level Conference Room, Fort Worth, Texas 76102. The meeting will be held for the following purposes:

  1.
  to elect three directors to serve until the 2023 annual meeting of stockholders;

  2.
  to approve an amendment to our amended and restated certificate of incorporation (the "Charter") to effect, at the discretion of our board of directors, a reverse stock split of our common stock at a ratio of not less than 1-for-10 and not greater than 1-for-30, subject to our board of directors' authority to abandon such amendment (the "Reverse Stock Split Proposal");

  3.
  to approve, on an advisory basis, the compensation of our named executive officers;

  4.
  to ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2020; and

  5.
  to transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

        Information concerning the matters to be voted upon at the meeting is set forth in the accompanying proxy statement. We have also provided you or made available to you the Company's 2019 annual report. Holders of record of the Company's common stock as of the close of business on March 12, 2020 are entitled to notice of, and to vote at, the meeting.

        Your vote is very important. Whether or not you plan to attend the meeting, please vote using the procedures described on the notice of internet availability of proxy materials or on the proxy card or sign, date and promptly mail a proxy card in the provided pre-addressed, postage-paid envelope.

        If you plan to attend the meeting and will need special assistance or accommodation due to a disability, please describe your needs on the enclosed proxy card.

        The health and well-being of our shareholders and employees is of primary importance to us. Accordingly, we are planning for the possibility that the meeting may be held solely by means of remote communication or rescheduled due to health, transportation and other logistical issues arising from the coronavirus (COVID-19) pandemic. In the event that it is not possible or advisable to hold the meeting in person or as scheduled, we will announce by press release, as promptly as practicable, alternative arrangements for the meeting, including the logistical details of any "virtual" or "hybrid" meeting.

By Order of the Board of Directors,

Jennifer L. Keefe Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

Fort Worth, Texas
March 27, 2020

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 7, 2020.

        The Company's Notice of Annual Meeting, Proxy Statement and 2019 Annual Report to Stockholders are available on the internet at www.proxyvote.com.

i

FTS International, Inc.
777 Main Street, Suite 2900
Fort Worth, Texas 76102

PROXY STATEMENT

        This proxy statement provides information in connection with the solicitation of proxies by the board of directors of FTS International, Inc., a Delaware corporation (the "Company"), for use at the Company's 2020 annual meeting of stockholders or any postponement or adjournment thereof (the "Annual Meeting") to be held on May 7, 2020, beginning at 10:00 a.m., local time, at 777 Main Street, Lobby Level Conference Room, Fort Worth, Texas 76102. This proxy statement also provides information you will need in order to consider and act upon the matters specified in the accompanying notice of annual meeting of stockholders. A Notice of Internet Availability of Proxy Materials (the "Notice") and this proxy statement and proxy card are being mailed to stockholders on or about March 27, 2020.

        Record holders of the Company's common stock as of the close of business on March 12, 2020 are entitled to vote at the Annual Meeting. Each record holder of common stock on that date is entitled to one vote at the Annual Meeting for each share of common stock held. As of March 12, 2020, there were 107,110,919 shares of common stock outstanding.

        You cannot vote your shares unless you are present at the Annual Meeting or you have previously given your proxy. You can vote by proxy in one of three convenient ways:

  •
  by internet: visit the website shown on your Notice or proxy card and follow the instructions;

  •
  by telephone: dial the toll-free number shown on your proxy card and follow the instructions; or

  •
  in writing: sign, date, and return a proxy card in the provided pre-addressed, postage-paid envelope.

        You may revoke your proxy at any time prior to the vote at the Annual Meeting by:

  •
  delivering a written notice revoking your proxy to the Company's Secretary at the address above;

  •
  delivering a new proxy bearing a date after the date of the proxy being revoked; or

  •
  voting in person at the Annual Meeting.

        Unless revoked as described above, all properly executed proxies will be voted at the Annual Meeting in accordance with your directions on the proxy. If a properly executed proxy gives no specific instructions, the shares of common stock represented by your proxy will be voted:

  •
  FOR the election of the three nominees to serve as directors until the 2023 annual meeting of stockholders;

  •
  FOR the approval of the Reverse Stock Split Proposal;

  •
  FOR the approval of the compensation of our named executive officers;

  •
  FOR the ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2020; and

  •
  at the discretion of the proxy holders with regard to any other matter that is properly presented at the Annual Meeting.

        If you own shares of common stock held in "street name" and you do not instruct your broker how to vote your shares using the instructions your broker provides you, your shares will be voted at the discretion of your broker in the approval of the Reverse Stock Split Proposal and in the ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2020, but not for any other proposal. To be sure your shares are voted in the manner you desire, you should instruct your broker on how to vote your shares.

        Holders of a majority of the issued and outstanding shares of the Company's common stock entitled to vote at the meeting must be present, either in person or by proxy, to constitute a quorum necessary to conduct the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum.

        The following table sets forth the voting requirements, whether broker discretionary voting is allowed and the treatment of abstentions and broker non-votes for each of the matters to be voted on at the Annual Meeting.

Proposal	Vote Necessary to Approve Proposal	Broker Discretionary Voting Allowed?	Treatment of Abstentions and Broker Non-Votes
No. 1—Election of Directors	Plurality (that is, the largest number) of the votes cast	No	Abstentions and broker non-votes are not considered votes cast and will have no effect
No. 2—Approval of the Reverse Stock Split Proposal	Affirmative vote of 66 2/3% of the common stock outstanding	Yes	Abstentions will have the effect of a vote against the Reverse Stock Split Proposal
No. 3—Advisory Vote to Approve the Compensation of Our Named Executive Officers	Affirmative vote of a majority of the votes cast	No	Abstentions and broker non-votes are not considered votes cast and will have no effect
No. 4—Ratification of the Appointment of Grant Thornton LLP	Affirmative vote of a majority of the votes cast	Yes	Abstentions are not considered votes cast and will have no effect

        Attendance at the Annual Meeting will be limited to stockholders of record and beneficial owners who provide proof of beneficial ownership as of the record date (such as an account statement, a copy of the voting instruction card provided by a broker, bank, trustee, or nominee, or other similar evidence of ownership).

        The Company pays all costs of soliciting proxies. Our employees may solicit proxies by telephone or in person. However, they will not receive additional compensation for soliciting proxies. The Company may request banks, brokers, and other custodians, nominees, and fiduciaries to forward copies of these proxy materials to the beneficial holders and to request instructions for the execution of proxies. The Company may reimburse these persons for their related expenses. Proxies are solicited to provide all record holders of the Company's common stock an opportunity to vote on the matters to be presented at the Annual Meeting, even if they cannot attend the meeting in person.

        The health and well-being of our shareholders and employees is of primary importance to us. Accordingly, we are planning for the possibility that the meeting may be held solely by means of remote communication or rescheduled due to health, transportation and other logistical issues arising from the coronavirus (COVID-19) pandemic. In the event that it is not possible or advisable to hold the meeting in person or as scheduled, we will announce by press release, as promptly as practicable, alternative arrangements for the meeting, including the logistical details of any "virtual" or "hybrid" meeting.

PROPOSAL 1—
ELECTION OF DIRECTORS

        At the Annual Meeting, three directors will be elected to serve three-year terms expiring at our annual meeting of stockholders in 2023 and until their respective successors are duly elected and qualified. This section contains information relating to the three director nominees and the directors whose terms of office continue after the Annual Meeting. The Nominating and Corporate Governance Committee recommended and the board of directors approved the director nominees for submission to the stockholders, subject to the rights of Senja Capital Ltd ("Senja") and Hampton Asset Holding Ltd. ("Hampton") pursuant to the Investors' Rights Agreement by and among the Company, Senja and Hampton dated February 1, 2018 (the "Senja and Hampton Investors' Rights Agreement") to nominate director nominees. The nominees for election are Messrs. Doss, Jennings and Ong. All currently serve as directors. Mr. Ong was nominated by Senja pursuant to the Senja and Hampton Investors' Rights Agreement.

The board of directors recommends a vote FOR the election of each of the nominees.

Nominees to be elected for terms expiring at the Annual Meeting in 2023

        Michael J. Doss, age 47, has served as a director of the Company since February 2018. He has served as the Company's Chief Executive Officer since October 2015. He joined the Company in January 2014 as Senior Vice President—Finance and Treasurer and was named Chief Financial Officer in December 2014. From July 2008 until joining the Company, Mr. Doss served as Vice President of Finance of Energy Transfer Partners, L.P. ("ETP"), a master limited partnership that owns and operates a portfolio of energy assets in the United States and then as Vice President of Strategic Planning for its affiliate Energy Transfer Equity, L.P. Prior to ETP, he was a Senior Credit Officer at Moody's Investors Service, a provider of credit ratings, research and risk analysis, covering a diverse portfolio of oil and natural gas issuers. Prior to that, Mr. Doss spent more than seven years of his career in public accounting at Ernst & Young LLP serving clients in the oil and natural gas industry. Mr. Doss brings extensive Company knowledge and financial and industry expertise to our board of directors.

        Michael C. Jennings, age 54, has served as a director of the Company since January 2019. Mr. Jennings has served as Chief Executive Officer and President of HollyFrontier Corporation ("HollyFrontier") since January 1, 2020. He served as Executive Vice President of HollyFrontier from November 2019 to December 2019. Mr. Jennings has served as a director of HollyFrontier since 2011. Mr. Jennings served as Chairman of the board of directors of HollyFrontier from January 2017 until February 2019 and from January 2013 until January 2016. Mr. Jennings served as Executive Chairman of HollyFrontier from January 2016 until January 2017. Mr. Jennings served as Chief Executive Officer and President from the merger of Holly Corporation ("Holly") and Frontier Oil Corporation ("Frontier") in July 2011 until January 2016. Mr. Jennings has also served as the Chief Executive Officer of Holly Logistic Services, L.L.C. ("HLS") since January 2020. Mr. Jennings is the Chairman of the board of HLS and has served as a director of HLS since October 2011. He served as the Chief Executive Officer of HLS from January 2014 until November 2016 and served as President of HLS from October 2015 until February 2016. Mr. Jennings previously served as President and Chief Executive Officer of Frontier from 2009 until the merger of Holly and Frontier in July 2011. He served as Executive Vice President and Chief Financial Officer of Frontier from 2005 until 2009. Prior to joining Frontier, Mr. Jennings served as Vice President and Treasurer and held other financial positions at Cameron International (previously Cooper Cameron Corporation) from 2000 to 2005 and from 1995 to 1998. Mr. Jennings served on the board and as chairman of Montage Resources Corporation from February 2019 to December 2019. Mr. Jennings previously served as a director of ION Geophysical Corporation from 2010 to 2019. Mr. Jennings brings extensive financial, management and executive leadership expertise to our board of directors from his many years of experience in the energy industry.

        Ong Tiong Sin, age 55, has served as a director of the Company since May 2011. Mr. Ong is a board designee of Senja, an investment company affiliated with RRJ Capital Ltd. ("RRJ") and one of our largest stockholders. Mr. Ong is the founder and Chairman of RRJ, a private equity firm established in March 2011 which focuses on private equity investments in China and Southeast Asia. From January 2008 to March 2011, Mr. Ong was Chief Executive Officer of Hopu Fund, a China-focused private equity fund. Previously, Mr. Ong had a 15-year career with Goldman, Sachs & Co., an investment banking, securities and investment management firm. Based in Beijing, he was a co-head of Goldman Sachs Asian Ex-Japan Investment Banking Division. Mr. Ong became a managing director in the corporate finance department of a subsidiary of Goldman Sachs in 1996 and a partner in 2000. Prior to his transfer to Beijing, Mr. Ong was the co-president of Goldman Sachs Singapore and had previously worked in investment banking divisions in Hong Kong and New York. Mr. Ong brings extensive financial and banking expertise to our board of directors, and his experience in private equity provides a great deal of knowledge with respect to investment in and operations of companies.

Current Directors whose terms expire at the Annual Meeting in 2021

        Goh Yong Siang, age 68, has served as a director of the Company since May 2011 and currently is Chairman of the board of directors. Mr. Goh is a board designee of Maju Investments (Mauritius) Pte Ltd ("Maju"), an indirect wholly owned subsidiary of Temasek, an investment company based in Singapore and our largest stockholder. Mr. Goh has served as the Chairman of Stratagem Group Pte Ltd., a consulting firm, since 2013. From July 2011 until his retirement in 2013, Mr. Goh served as the Head of Australia & New Zealand for Temasek. He served as Co-Head, Organization & Leadership for Temasek from April 2010 to July 2011 and Head of Strategic Relations for Temasek from August 2006 to April 2010. Prior to joining Temasek, Mr. Goh served as President of ST Engineering (USA). Mr. Goh provides significant insight to our board of directors, particularly as it relates to financial matters and business knowledge, from his many years of experience at Temasek and other private equity firms. Mr. Goh's international expertise is also beneficial to our board of directors.

        Domenic J. Dell'Osso, Jr., age 43, has served as a director of the Company since May 2011. He is a board designee of CHK Energy Holdings, Inc. ("CHK"), an oil and natural gas producing company, and one of our largest stockholders. Currently, Mr. Dell'Osso is Executive Vice President and Chief Financial Officer of Chesapeake Energy Corporation ("Chesapeake"), one of our customers, a position he has held since November 2010. Mr. Dell'Osso served as Vice President—Finance of Chesapeake and Chief Financial Officer of Chesapeake's wholly owned subsidiary, Chesapeake Midstream Development, L.P., from August 2008 to November 2010. Prior to joining Chesapeake, Mr. Dell'Osso was an energy investment banker with Jefferies & Co. from April 2006 to August 2008 and Banc of America Securities from 2004 to April 2006. Mr. Dell'Osso previously served as a director of the general partner of Chesapeake Midstream Partners from 2011 to 2014 and as a director of Chaparral Energy, Inc. from 2013 to 2014. Mr. Dell'Osso brings extensive financial and business expertise, as well as in-depth energy industry knowledge, to our board of directors from his service as Chief Financial Officer of Chesapeake and from his background in investment banking.

        Carol J. Johnson, age 61, has served as a director of the Company since February 2018. She served as President and Chief Operating Officer of AlliedBarton Security Services, LLC, a manned guarding physical security company, from 2014 to 2016. From 2011 to 2013, Ms. Johnson served as Senior Vice President, Client Experience at AlliedBarton Security Services. Ms. Johnson serves as a Trustee for the Penn Mutual Life Insurance Company, and has served as an independent Board Member for Avison Young since June 2018, and PSSI since December 2018. She currently also serves as a Director of the National Association of Corporate Directors—Philadelphia Chapter, a position she has held since 2017. Ms. Johnson previously served as a Board Director for The Federal Reserve Bank of Philadelphia and as a Director for The Union League Club of Philadelphia. Ms. Johnson brings strategic leadership, operational and financial expertise to our board of directors from her background in leading, managing and growing companies.

Current Directors whose terms expire at the Annual Meeting in 2022

        Bryan J. Lemmerman, age 45, has served as a director of the Company since February 2013. He is a board designee of CHK. He is currently Vice President—Business Development at Chesapeake, a position he has held since June 2015. He served as Vice President—Marketing at Chesapeake from October 2014 to June 2015, Vice President—Strategic Planning at Chesapeake from October 2013 to October 2014, Vice President—Finance at Chesapeake from January 2012 to September 2013 and Director—Finance at Chesapeake from May 2010 to December 2011. Prior to joining Chesapeake, Mr. Lemmerman served as a consultant to various oil and natural gas companies and private equity firms. Mr. Lemmerman was also a portfolio manager at hedge funds Highview Capital Management and Ritchie Capital Management. Mr. Lemmerman provides extensive energy industry and business development insight to our board of directors from his service at Chesapeake and from his background as a consultant to hedge funds, family offices and private equity firms.

        John Vaske, age 54, has served as a director of the Company since December 2019. Mr. Vaske is a board designee of Maju. Mr. Vaske is a Senior Managing Director at Temasek, an investment company based in Singapore, which is the sole owner of Fullerton Fund Investments Pte Ltd, which is the sole owner of Maju, the Company's largest stockholder. As Senior Managing Director, Mr. Vaske serves as both Head of Americas as well as Global Head of Agribusiness. He is also a member of Temasek's Strategy, Portfolio and Risk Committee. Prior to joining Temasek in 2016, Mr. Vaske was Co-Chairman of Global Mergers and Acquisitions (M&A) in the Investment Banking Division at Goldman Sachs. Mr. Vaske joined Goldman in 1988 as an Analyst with the M&A team in New York. He relocated and worked in Tokyo from 1989 to 1991 before returning to New York in 1991 and remained with the M&A team until 1997. In 1997, Mr. Vaske was asked to head the Chemicals Group, which later merged into the Natural Resources Group. He relocated to London in 2005 to head the European Natural Resources Group. In March 2010, he returned to New York as Co-Chairman of Natural Resources Group and was promoted to his role as Co-Chairman of Global M&A in 2015. John graduated from Columbia University with a Bachelor of Arts in 1988. Mr. Vaske provides significant insight to our board of directors, particularly as it relates to financial and industry knowledge, from his many years of experience at Temasek and Goldman Sachs.

PROPOSAL 2—
APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL

General

        On March 26, 2020, our board of directors approved, subject to stockholder approval, a certificate of amendment to our Charter (the "Charter Amendment") to effect a reverse stock split of our outstanding common stock at a ratio of not less than 1-for-10 and not more than 1-for-30, with the exact ratio to be set within this range by our board of directors in its sole discretion (the "Reverse Stock Split"). Our board of directors may alternatively elect to abandon such proposed Charter Amendment and not effect the Reverse Stock Split authorized by stockholders, in its sole discretion.

        The form of the proposed Charter Amendment to effect the Reverse Stock Split is attached as Appendix A to this proxy statement. The Charter Amendment that will be filed to effect the Reverse Stock Split will include the Reverse Stock Split ratio fixed by our board of directors, within the range approved by our stockholders.

        If the Reverse Stock Split Proposal is approved by our stockholders, our board of directors would have the sole discretion to effect the Reverse Stock Split, and to fix the specific ratio for the Reverse Stock Split, provided that the ratio would be not less than 1-for-10 and not more than 1-for-30. We believe that enabling our board of directors to fix the specific ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement the split in a manner designed to maximize the anticipated benefits to us and our stockholders, as described below. The determination of the ratio of the Reverse Stock Split will be based on a number of factors, described further below under the heading "—Criteria to be Used for Decision to Apply the Reverse Stock Split."

        If the Reverse Stock Split Proposal is approved by our stockholders, the Reverse Stock Split would become effective upon the time specified in the Charter Amendment as filed with the Secretary of State of the State of Delaware (referred to herein as the "Effective Date"). The exact timing of the filing of the Charter Amendment and the Reverse Stock Split will be determined by our board of directors based on its evaluation as to when such action will be the most advantageous to us and our stockholders. Assuming that our stockholders now approve the Charter Amendment, we intend for the Effective Date to occur shortly following the Annual Meeting. By approving the Reverse Stock Split Proposal, our stockholders are also authorizing us to make any changes to the Charter Amendment that the Secretary of State of the State of Delaware requires or that our board of directors or management deems necessary and advisable to effect the Reverse Stock Split, so long as those changes do not alter the Reverse Stock Split ratio. In addition, our board of directors reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to abandon the Charter Amendment and the Reverse Stock Split if, at any time prior to the filing of the Charter Amendment with the Secretary of State, our board of directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

        The primary purpose for effecting the Reverse Stock Split is to increase the per-share trading price of our common stock so as to:

  •
  maintain the listing of our common stock on the New York Stock Exchange ("NYSE") and avoid a delisting of our common stock from the NYSE in the future on the basis of the Minimum Share Price Rule (as defined below);

  •
  broaden the pool of investors that may be interested in investing in our company by attracting new investors who would prefer not to invest in shares that trade at lower share prices; and

  •
  make our common stock a more attractive investment to institutional investors.

        In evaluating the Reverse Stock Split, our board of directors has taken, and will take, into consideration negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by many investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels. In recommending the Reverse Stock Split Proposal, our board of directors determined that these potential negative factors were significantly outweighed by the potential benefits.

Criteria to be Used for Decision to Apply the Reverse Stock Split

        If our stockholders approve the Reverse Stock Split Proposal, our board of directors will be authorized to proceed with the Reverse Stock Split. The exact ratio of the Reverse Stock Split, within the 1-for-10 to 1-for-30 range, would be determined by our board of directors and publicly announced by us prior to the effective time of the Reverse Stock Split. In determining whether to proceed with the Reverse Stock Split and setting the appropriate ratio for the Reverse Stock Split, our board of directors will consider, among other things, factors such as:

  •
  NYSE's minimum price-per-share requirements;

  •
  the historical trading prices and trading volume of our common stock;

  •
  the number of shares of our common stock that would be outstanding following the Reverse Stock Split;

  •
  the then-prevailing and expected trading prices and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

  •
  the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;

  •
  business developments affecting us; and

  •
  prevailing general market and economic conditions.

Reasons for the Reverse Stock Split

        Our board of directors is seeking authority to effect the Reverse Stock Split with the primary intent of increasing the price of our common stock in order to meet the minimum share price requirements for continued listing on the NYSE. Our common stock is publicly traded and listed on the NYSE under the symbol "FTSI." Our board of directors believes that, in addition to increasing the price of our common stock to meet the share price requirements for continued listing on the NYSE, the Reverse Stock Split would also make our common stock more attractive to a broader range of institutional and other investors. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in our and our stockholders' best interests.

        On January 31, 2020, we received written notice from the NYSE notifying us that, over a period of 30 consecutive trading days, the average closing price of the Company's common stock was below the minimum $1.00 per share requirement for continued listing on the NYSE under Item 802.01C of the NYSE Listed Company Manual (the "Minimum Share Price Rule"). We have six months from the date of the notice, or until July 31, 2020, to regain compliance with the Minimum Share Price Rule. By effecting the Reverse Stock Split, we believe that we can increase our stock price and bring the average closing price per share of our common stock back above the $1.00 per share minimum in order to meet the requirements of the Minimum Share Price Rule.

        In the event we are delisted from NYSE, the only established trading market for our common stock would be eliminated and we would be forced to list our shares on the OTC Markets or another quotation medium, depending on our ability to meet the specific listing requirements of those quotation systems. As a result, an investor would likely find it more difficult to trade, or to obtain accurate price quotations for, our shares. Delisting would likely also reduce the visibility, liquidity and value of our common stock, including as a result of reduced institutional investor interest in our company, and may increase the volatility of our common stock. Delisting could also cause a loss of confidence of current and potential industry partners, customers, vendors, lenders and employees, which could further harm our business and our future prospects. We believe that effecting the Reverse Stock Split may help us avoid delisting from the NYSE and any resulting consequences.

        In addition, our board of directors believes that an expected increased stock price could encourage investor interest and improve the marketability of our common stock to a broader range of investors, and thus enhance our liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Additionally, because brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of our common stock may result in an investor paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were higher. Our board of directors believes that the higher share price that may result from the Reverse Stock Split could enable institutional investors and brokerage firms with such policies and practices to invest in our common stock.

        Although we expect that the Reverse Stock Split will result in an increase in the per share market price of our common stock, the Reverse Stock Split may not result in a permanent increase in the market price of our common stock, which would be dependent on many factors, including general economic, market and industry conditions and other factors detailed from time to time in the reports we file with the SEC.

Certain Risks Associated with the Reverse Stock Split

        There can be no assurance that the total market capitalization of our common stock after the implementation of the Reverse Stock Split will be equal to or greater than the total market capitalization before the Reverse Stock Split or that the per share market price of our common stock following the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding in connection with the Reverse Stock Split. Also, we cannot assure you that the Reverse Stock Split would lead to a sustained increase in the trading price of our common stock. The trading price of our common stock may change due to a variety of other factors, including our ability to successfully accomplish our business goals, market conditions and the market perception of our business. You should also keep in mind that the implementation of the Reverse Stock Split does not have an effect on the actual or intrinsic value of our business or a stockholder's proportional ownership in our company (subject to the treatment of fractional shares). However, should the overall value of our common stock decline after the proposed Reverse Stock Split, then the actual or intrinsic value of the shares of our common stock held by you will also proportionately decrease as a result of the overall decline in value.

        Further, the liquidity of our common stock may be harmed by the proposed Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the expected increase in stock price as a result of the Reverse Stock Split is not sustained. For instance, the proposed Reverse Stock Split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting sales. If we effect the Reverse Stock Split, the resulting per-share stock price may nevertheless fail to attract institutional investors and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve.

        While our board of directors has proposed the Reverse Stock Split to bring the average closing price of our common stock back above $1.00 per share in order to meet the requirements of the Minimum Share Price Rule, there is no guarantee that the price of our common stock will not decrease in the future, or that our common stock will remain in compliance with the NYSE continued listing standards. Additionally, there can be no guarantee that the average closing price per share of our common stock will remain at or above $1.00 for 30 consecutive trading days, whether following the Reverse Stock Split or otherwise, which is required to cure our current NYSE continued listing standard deficiency.

Effect of the Reverse Stock Split

        If the Reverse Stock Split Proposal is approved by our stockholders and our board of directors elects to effect the Reverse Stock Split, the number of outstanding shares of common stock will be reduced in proportion to the ratio of the split chosen by our board of directors. As of the Effective Date of the Reverse Stock Split, we would also adjust the number of shares of our common stock reserved for issuance upon vesting of outstanding equity awards. In addition, as of the Effective Date of the Reverse Stock Split, we would adjust and proportionately decrease the total number of shares of our common stock that may be the subject of future grants under our Amended and Restated 2018 Equity and Incentive Compensation Plan (the "2018 Plan").

        Because the Reverse Stock Split will decrease the number of outstanding shares of our common stock, it would result in a relative increase in the number of authorized and unissued shares of our common stock. The effect of the relative increase in the amount of authorized and unissued shares of our common stock would allow our Company to issue additional shares of common stock in connection with future financings, employee and director benefit programs and other desirable corporate activities, without requiring our Company's stockholders to approve an increase in the authorized number of shares of common stock each time such an action is contemplated.

        The Reverse Stock Split would be effected simultaneously for all outstanding shares of our common stock. The Reverse Stock Split would affect all of our stockholders uniformly and would not change any stockholder's percentage ownership interest in our company, except to the extent that the Reverse Stock Split results in any of our stockholders owning fractional shares. We will not issue any fractional shares as a result of the Reverse Stock Split and in lieu thereof any stockholders that would otherwise be entitled to receive a fractional share will be entitled to a cash payment (which we describe below under "Fractional Shares"). The Reverse Stock Split would not change the terms of our common stock. The Reverse Stock Split is not intended as, and would not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Following the Reverse Stock Split, we would continue to be subject to the periodic reporting requirements of the Exchange Act.

        After the Effective Date of the Reverse Stock Split, our common stock will have a new Committee on Uniform Securities Identification Procedures ("CUSIP") number, which is a number used to identify our equity securities.

        The following table contains approximate information, based on share information as of March 12, 2020, relating to our outstanding common stock assuming Reverse Stock Split ratios of 1-for-10, 1-for-20 and 1-for-30, which reflect the range that our stockholders are being asked to approve. In addition, the following table sets forth (i) the number of shares of our common stock that would be issued and outstanding and (ii) the number of shares of our common stock that would be authorized and remain available for future issuance under our 2018 Plan.

	Number of Shares Before Reverse Stock Split	Reverse Stock Split Ratio of 1-for-10	Reverse Stock Split Ratio of 1-for-20	Reverse Stock Split Ratio of 1-for-30
Number of Shares of Common Stock Issued and Outstanding	107,110,919	10,711,091	5,355,545	3,570,363
Number of Shares of Common Stock Authorized and Available for Future Issuance under our Plan	2,210,825	221,082	110,541	73,694
  •
  The number of shares underlying all of our other outstanding equity-based awards (e.g., our restricted stock units ("RSUs") and performance-based restricted stock units ("PRSUs") held by our directors and employees) would be reduced proportionately, in accordance with the 2018 Plan.

        The Reverse Stock Split will not, however, affect the total number of shares of all classes of our capital stock that we are authorized to issue, including the total number of authorized shares of our common stock and preferred stock.

        Further, the Reverse Stock Split will not affect the par value or any of the other terms of our common stock. After the Reverse Stock Split:

  •
  All shares of our common stock will have the same voting, dividend and distribution rights as immediately before the Reverse Stock Split.

  •
  We will continue to be subject to the same periodic reporting and other requirements relating to our securities under the Exchange Act, as immediately before the Reverse Stock Split.

  •
  We will continue to list our common stock on the NYSE under the symbol "FTSI", as immediately before the Reverse Stock Split.

        In addition, the Reverse Stock Split will not itself immediately affect our overall market capitalization, i.e., our market capitalization immediately before the Reverse Stock Split will be the same as immediately after the Reverse Stock Split, except as a result of any "fractional shares" that we cash out as described below. However, if our trading price increases or declines over time following the Reverse Stock Split, we will have a higher or lower market capitalization depending on that trading price.

Procedure for Effecting a Reverse Stock Split

        If stockholders approve the Reverse Stock Split Proposal, and if our board of directors determines to effect the Reverse Stock Split (with the ratio to be determined in the discretion of the board of directors within the parameters described), we will file the Charter Amendment with the Secretary of State of the State of Delaware and certain regulatory bodies reflecting the designated ratio. The Reverse Stock Split will become effective at the time and on the date of filing of, or at such later time as is specified in, the Charter Amendment, which we refer to as the "Effective Time" and the "Effective Date," respectively. The Effective Time of the Charter Amendment shall be determined in the discretion of our board of directors and in accordance with applicable law. As discussed above under the heading "—Effect of the Reverse Stock Split", after the Charter Amendment becomes effective, the shares of our common stock will have a new CUSIP number, which is a number used to identify our common stock. As soon as practicable after the Effective Date, stockholders will be notified that the Reverse Stock Split has been effected.

Stockholder of Record

        Certain of our stockholders hold some or all of their shares electronically in book-entry form with our transfer agent, American Stock Transfer & Trust Company, LLC. These stockholders do not hold physical stock certificates evidencing their ownership of our common stock. However, they are provided with a statement reflecting the number of shares of our common stock registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-Reverse Stock Split shares. If a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to the stockholder's address of record indicating the number of shares of our common stock held following the Reverse Stock Split.

Beneficial Owner

        Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders in "street name" through a broker, bank or other nominee in the same manner as stockholders of record whose shares are registered in their names. Brokers, banks and other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in "street name." However, these brokers, banks and other nominees may have different procedures than stockholders of record for processing the Reverse Stock Split. If a stockholder holds shares of our common stock with a broker, bank or other nominee and has any questions about the Reverse Stock Split, the stockholder is encouraged to contact its nominee.

Fractional Shares

        To avoid having any fractional shares of our common stock (i.e., less than one full share of common stock) outstanding as a result of the Reverse Stock Split, we will "cash out" any fractional shares. This means that our stockholders of record who would hold any fractional shares as a result of the Reverse Stock Split will receive cash (without interest) equal to (x) the fraction of a share of common stock to which such holder would otherwise be entitled multiplied by (y) the per-share closing stock price (for a whole share) of the Company's common stock on the trading date immediately preceding the Reverse Stock Split. For example, if the closing stock price is $2.00 per share and a stockholder would receive 0.75 shares of our common stock as a result of the Reverse Stock Split, then that stockholder would receive $1.50 for those fractional shares.

No Appraisal Rights

        No action is proposed herein for which the laws of the State of Delaware, or our Charter or bylaws, provide a right to our stockholders to dissent and obtain appraisal of, or payment for, such stockholders' capital stock.

Accounting Matters

        The Reverse Stock Split would not affect the par value of our common stock per share, which would remain $0.01 par value per share, while the number of outstanding shares of common stock would decrease in accordance with the Reverse Stock Split ratio. As a result, as of the Effective Date of the Reverse Stock Split, the stated capital attributable to common stock on our balance sheet would decrease and the additional paid-in capital account on our balance sheet would increase by an offsetting amount. In addition, following the Reverse Stock Split, reported per-share net income or loss would be higher because there would be fewer shares of common stock outstanding and we would adjust historical per share amounts set forth in our future financial statements.

Reservation of Right to Abandon the Amendment to our Charter

        Our board of directors reserves the right to abandon the amendment to our Charter described in this Reverse Stock Split Proposal without further action by our stockholders at any time before the effective time, even if stockholders approve such amendment at the Annual Meeting. By voting in favor of the Charter Amendment, stockholders are also expressly authorizing the board of directors to determine not to proceed with, and abandon, the Reverse Stock Split if it should so decide.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

        The following discussion is a summary of the material U.S. federal income tax consequences of the proposed Reverse Stock Split to us and to U.S. Holders (as defined below) that hold shares of our common stock as capital assets for U.S. federal income tax purposes (generally, property held for investment). This discussion is based on the Internal Revenue Code of 1986, as amended, which we refer to as the Code, U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, which we refer to as the IRS, in each case in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below and there can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.

        For purposes of this discussion, a "U.S. Holder" is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity or arrangement treated as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more "United States persons" (within the meaning of Section 7701(a)(30) of the Code), or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

        This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder, including the impact of the Medicare contribution tax on net investment income.

        In addition, it does not address consequences relevant to U.S. Holders that are subject to special rules, including, without limitation, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations, dealers or traders in securities, commodities or currencies, stockholders who hold our common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes, persons whose functional currency is not the U.S. dollar, or U.S. Holders who actually or constructively own 10% or more of our voting stock.

        If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to them.

        In addition, the following discussion does not address the U.S. federal estate and gift tax, alternative minimum tax, or state, local and non-U.S. tax law consequences of the proposed Reverse Stock Split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed Reverse Stock Split, whether or not they are in connection with the proposed Reverse Stock Split. This discussion should not be considered as tax or investment advice, and the tax consequences of the proposed Reverse Stock Split may not be the same for all stockholders.

        Each stockholder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign tax consequences.

        Tax Consequences to the Company.    The proposed Reverse Stock Split is intended to be treated as a "recapitalization" pursuant to Section 368(a)(1)(E) of the Code. As a result, we should not recognize taxable income, gain or loss in connection with the proposed Reverse Stock Split.

        Tax Consequences to U.S. Holders.    A U.S. Holder generally should not recognize gain or loss upon the proposed Reverse Stock Split for U.S. federal income tax purposes, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder's aggregate adjusted tax basis in the shares of our common stock received pursuant to the proposed Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of our common stock exchanged therefor (reduced by the amount of such basis that is allocated to any fractional share of our common stock). The U.S. Holder's holding period in the shares of our common stock received pursuant to the proposed Reverse Stock Split should include the holding period in the shares of our common stock exchanged therefor. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares A U.S. Holder that, pursuant to the proposed Reverse Stock Split, receives cash in lieu of a fractional share of our common stock should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder's aggregate adjusted tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short term if the pre-Reverse Stock Split shares were held for one year or less at the Effective Date of the Reverse Stock Split and long term if held for more than one year. No gain or loss will be recognized by us as a result of the proposed Reverse Stock Split.

        A U.S. Holder of our common stock may be subject to information reporting and backup withholding on cash paid in lieu of a fractional share in connection with the proposed Reverse Stock Split. A U.S. Holder of our common stock will be subject to backup withholding if such U.S. Holder is not otherwise exempt and such U.S. Holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. Holder's federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders of our common stock should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

        The U.S. federal income tax discussion set forth above does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of such stockholder's circumstances and income tax situation. Accordingly, we urge you to consult with your own tax advisor with respect to all of the potential U.S. federal, state, local and foreign tax consequences to you of the Reverse Stock Split.

The board of directors recommends a vote FOR the approval of the Reverse Stock Split Proposal.

PROPOSAL 3—
ADVISORY VOTE TO APPROVE THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS

        Pursuant to Section 14A of the Exchange Act, we are submitting the compensation of our named executive officers as disclosed in this proxy statement to our stockholders for an advisory vote.

        As described below under the heading "Executive Compensation," the Company's executive compensation program is designed to reward the contributions of each individual executive officer, to ensure that each executive officer's interest is aligned with those of the Company's stockholders, and to provide sufficient incentives to executive officers to ensure their dedication to the Company. The Company seeks to achieve these goals by providing sufficient base salaries to compensate executive officers for the day-to-day performance of their duties and awarding cash bonuses when the executive attains the personal or corporate goals and objectives established by the Company. Also, from time to time, the Company grants equity-based awards when it believes that such equity awards will further align the interests of executive officers with those of the Company's stockholders and provide an additional incentive to executive officers to contribute to the achievement of the Company's financial and business objectives.

        The vote on this proposal is not intended to address any specific element of compensation. Rather, the vote relates to the overall compensation of our named executive officers, as described under the heading "Executive Compensation" in this proxy statement. We are asking our stockholders to approve the following advisory resolution at our Annual Meeting:

        "RESOLVED, that the compensation of the Company's named executive officers, as disclosed pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED."

        This vote is advisory and is not binding on the Company, our board of directors or the compensation committee. However, the compensation committee expects to consider the outcome of this advisory vote in evaluating whether any actions are appropriate with respect to our compensation programs for our executive officers.

The board of directors recommends a vote FOR the approval of the compensation of our named executive officers.

 PROPOSAL 4—
RATIFICATION OF THE APPOINTMENT OF
GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020

        The audit committee has appointed Grant Thornton LLP as the Company's independent registered public accounting firm for 2020. The board of directors is asking stockholders to ratify this appointment. Securities and Exchange Commission ("SEC") regulations and the NYSE listing requirements require the Company's independent registered public accounting firm to be engaged, retained and supervised by the audit committee. However, the board of directors considers the selection of an independent registered public accounting firm to be an important matter to stockholders. Accordingly, the board of directors considers a proposal for stockholders to ratify this appointment to be an opportunity for stockholders to provide input to the audit committee and the board of directors on a key corporate governance issue.

        Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement. They will also be available to respond to appropriate questions. For additional information regarding our independent registered public accounting firm, see "Principal Accountant Fees and Services."

The board of directors recommends a vote FOR the ratification of Grant Thornton LLP as the Company's independent registered public accounting firm for 2020.

THE BOARD, ITS COMMITTEES AND ITS COMPENSATION

Board of Directors

        Our board of directors presently consists of eight members, seven of whom are non-employee directors. Pursuant to the terms of our amended and restated certificate of incorporation, our board of directors is divided into three classes, each of which consists, as nearly as possible, of one-third of the total number of directors constituting our entire board of directors, with each class serving staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following such election. The classes of our directors are as follows:

  •
  Class I, consisting of Messrs. Lemmerman and Vaske, whose terms will expire at our 2022 annual meeting of stockholders;

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  Class II, consisting of Messrs. Doss, Jennings and Ong, whose terms expire at the 2020 Annual Meeting; and

  •
  Class III, consisting of Messrs. Goh and Dell'Osso and Ms. Johnson, whose terms will expire at our 2021 annual meeting of stockholders.

Director Compensation

        The elements of compensation for 2019 payable to our non-employee directors who are not designated or elected pursuant to the terms of any of the Company's existing investors' rights agreements, as amended (each, an "Eligible Director"), are briefly described in the following table:

Board Service:
Annual Cash Retainer	$50,000
Annual Grant of Restricted Stock Units	$100,000
Board Committee Service:
Audit Committee Chair Annual Cash Retainer	$15,000
Compensation Committee Chair Annual Cash Retainer	$7,500
Nominating and Corporate Governance Committee Chair Annual Cash Retainer	$7,500

        For 2019, Ms. Johnson and Mr. Jennings were the only Eligible Directors on our board of directors. Our non-Eligible Directors do not receive compensation for their service on our board of directors.

        In accordance with our general expense reimbursement policies, we generally reimburse our directors for reasonable out-of-pocket expenses that they incur in connection with their service as directors.

        The grant of restricted stock units to each Eligible Director were made under the 2018 Plan. These restricted stock units will vest on the first anniversary of the date of grant.

        On March 26, 2020, in response to current market conditions and to support our cost reduction efforts, the Eligible Directors agreed to a 40% reduction in their total compensation for 2020. The reduction coincides with the base salary reductions initiated by our named executives, which are discussed below in "—Executive Compensation."

Director Compensation Table

        The following table provides information regarding the compensation of our non-management directors for the year ended December 31, 2019.

NAME	FEES EARNED OR PAID IN CASH	STOCK AWARDS(1)	TOTAL
Goh Yong Siang	—	—	—
Domenic J. Dell'Osso, Jr.	—	—	—
Bryan J. Lemmerman	—	—	—
Ong Tiong Sin	—	—	—
Boon Sim(2)	—	—	—
John Vaske	—	—	—
Carol J. Johnson	$50,000	$100,000	$150,000
Michael C. Jennings	$65,000	$100,000	$165,000

(1)
Represents the aggregate grant date fair value of the restricted stock unit award calculated in accordance with FASB ASC Topic 718 ("Topic 718"). Pursuant to SEC rules, the amount shown in this column excludes the impact of estimated forfeitures related to service-based vesting conditions. See Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for information regarding the assumptions made in determining these values. As of December 31, 2019, Ms. Johnson held 13,908 restricted stock units and Mr. Jennings held 13,908 restricted stock units.

(2)
Mr. Sim resigned from the board of directors on December 12, 2019.

Director Independence

        The board of directors reviews at least annually the independence of each director. During these reviews, the board of directors considers transactions and relationships between each director (and his or her immediate family and affiliates) and our Company and its management to determine whether any such transactions or relationships are inconsistent with a determination that the director is independent. This review is based primarily on responses of the directors to questions in a directors' and officers' questionnaire regarding employment, business, familial, compensation and other relationships with the Company and our management. Based on this review, our board of directors has determined that all of our directors, except Mr. Doss, are independent under NYSE rules. As required by the NYSE, our independent directors meet in regularly scheduled executive sessions at which only non-management directors are present. Our Chairman, Goh Yong Siang, presides over all executive sessions.

Corporate Governance

        We believe that good corporate governance is important to ensure that, as a public company, we will be managed for the long-term benefit of our stockholders. We and our board of directors have reviewed the corporate governance policies and practices of other public companies, as well as those suggested by various authorities in corporate governance. We have also considered the provisions of the Sarbanes-Oxley Act and the rules of the SEC and NYSE.

        Based on this review, we have established and adopted charters for the audit committee, compensation committee and nominating and corporate governance committee, as well as corporate governance guidelines.

        Our committee charters and corporate governance guidelines are available on our website (www.ftsi.com) in the Investor Relations section. Copies of these documents are also available upon written request to our Secretary.

        The board of directors periodically reviews its corporate governance policies and practices. Based on these reviews, the board of directors may adopt changes to policies and practices that are in the best interest of our stockholders and as appropriate to comply with any new SEC or NYSE rules.

Board Leadership Structure and Board's Role in Risk Oversight

        Our corporate governance guidelines do not require that the roles of Chairman of the board of directors and Chief Executive Officer be held by different persons. The board of directors believes this issue is part of the succession planning process and that it is in the best interests of the Company for the board of directors to consider it each time it appoints the Chair or Chief Executive Officer.

        These leadership roles are currently filled separately by our Chairman of the board of directors, Goh Yong Siang, and by our Chief Executive Officer, Michael J. Doss. The board of directors believes this leadership structure affords the Company an effective combination of management and non-management experience, continuity and independence that currently serves the board of directors and the Company well.

        Risk is inherent with every business and we face a number of risks. Management is responsible for the day-to-day management of risks, while the board of directors, as a whole and through our audit committee, is responsible for overseeing our business and affairs, including overseeing its risk assessment and risk management functions. The board of directors has delegated responsibility for reviewing our policies with respect to risk assessment and risk management to our audit committee through its charter. The board of directors has determined that this oversight responsibility can be most efficiently performed by our audit committee as part of its overall responsibility for providing independent, objective oversight with respect to our accounting and financial reporting functions, internal and external audit functions and systems of internal controls over financial reporting and legal, ethical and regulatory compliance. Our audit committee regularly reports to the board of directors with respect to its oversight of these areas.

Board Meetings

        The board of directors held five meetings during 2019. Each director serving on the board of directors in 2019 attended at least 75% of the total number of meetings of the board of directors and the total number of meetings of the committees on which the director served during the time the director served on the board of directors. Under our corporate governance guidelines, each director is expected to devote the time necessary to appropriately discharge the director's responsibilities and to rigorously prepare for, attend and participate in all meetings of the board of directors and meetings of committees on which the director serves.

Annual Meetings of Stockholders

        The Company's directors are encouraged to attend our annual meeting of stockholders, but we do not currently have a policy relating to directors' attendance at the annual meeting. Two of our directors attended our 2019 annual meeting of stockholders.

Board Committees

        Our board of directors has established an audit committee, a compensation committee and nominating and corporate governance committee, and may establish such other committees as it shall determine from time to time. Each of the standing committees of the board of directors has the responsibilities described below. Members will serve on these committees until their resignation or until otherwise determined by our board of directors.

Audit Committee

        Our audit committee consists of Michael C. Jennings, Carol J. Johnson and Ong Tiong Sin, with Mr. Jennings serving as chair of the audit committee. Our board of directors has determined that Mr. Jennings, Ms. Johnson and Mr. Ong are independent under NYSE rules and Rule 10A-3 under the Exchange Act. Each of the committee members is financially literate within the requirements of the NYSE rules and our board of directors has determined that each of Mr. Jennings and Ms. Johnson qualifies as an "audit committee financial expert" as that term is defined by applicable SEC regulations.

        The duties of the audit committee are set forth in its charter, which is available in the Investor Relations section of our website at www.ftsi.com. Our audit committee oversees our accounting and financial reporting process and the audit of our financial statements and assists our board of directors in monitoring our financial systems and legal and regulatory compliance. The audit committee met four times in 2019. Our audit committee is responsible for, among other things:

  •
  appointing, approving the compensation of and assessing the independence of our independent registered public accounting firm;

  •
  pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

  •
  reviewing annually a report by our independent registered public accounting firm regarding the independent registered public accounting firm's internal quality control procedures and various issues relating thereto;

  •
  coordinating the oversight and reviewing the adequacy of our internal control over financial reporting with both management and our independent registered public accounting firm;

  •
  reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

  •
  periodically reviewing legal compliance matters, periodically reviewing significant accounting and other financial risks or exposures to the Company and reviewing and, if appropriate, approving all transactions between the Company or its subsidiaries and any related party (as described in Item 404 of Regulation S-K);

  •
  periodically reviewing our code of business conduct and ethics;

  •
  establishing policies for the hiring of employees and former employees of our independent registered public accounting firm; and

  •
  reviewing the audit committee report required by SEC regulations to be included in our annual proxy statement.

        The audit committee also has the power to investigate any matter brought to its attention within the scope of its duties and the authority to retain counsel and advisors at our expense to fulfill its responsibilities and duties.

Compensation Committee

        Our compensation committee consists of Goh Yong Siang, Ong Tiong Sin, Domenic J. Dell'Osso, Jr. and John Vaske, with Mr. Goh serving as chair of the committee. Our board of directors has determined that Messrs. Goh, Ong, Dell'Osso and Vaske are independent under NYSE rules and

Rule 10C-1 of the Exchange Act and that each of Messrs. Goh and Ong qualifies as a "non-employee director" within the meaning of Rule 16b-3(d)(3) under the Exchange Act and as "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

        The duties of the compensation committee are set forth in its charter, which is available in the Investor Relations section of our website at www.ftsi.com. Our compensation committee oversees the development and maintenance of our compensation strategies and policies. The compensation committee met two times in 2019. Our compensation committee is responsible for, among other things:

  •
  reviewing and approving our overall executive and director compensation philosophy to support our overall business strategy and objectives;

  •
  reviewing and approving, or as appropriate, recommending to our board of directors for approval, base salary, cash incentive compensation, equity compensation, and severance rights for our executive officers, including our CEO;

  •
  administering our broad-based equity incentive plans, including the granting of stock awards;

  •
  preparing any report on executive compensation required by the applicable rules and regulations of the SEC and other regulatory bodies;

  •
  managing such other matters that are specifically delegated to our compensation committee by applicable law or by the board of directors from time to time; and

  •
  retaining and terminating compensation consultants to assist in the evaluation of our compensation and approving the fees and other retention terms of such compensation consultants.

        The compensation committee may, in its discretion, delegate specific duties and responsibilities to a subcommittee or an individual committee member, to the extent permitted by applicable law. The compensation committee also has the power to investigate any matter brought to its attention within the scope of its duties and authority to retain counsel and advisors at our expense to fulfill its responsibilities and duties.

Nominating and Corporate Governance Committee

        Our nominating and corporate governance committee consists of Domenic J. Dell'Osso, Jr., Ong Tiong Sin, and John Vaske, with Mr. Dell'Osso serving as chair of the committee. Our board of directors has determined that Messrs. Dell'Osso, Ong, and Vaske are independent under NYSE rules.

        The duties of the nominating and corporate governance committee are set forth in its charter, which is available in the Investor Relations section of our website at www.ftsi.com. Our nominating and corporate governance committee oversees and assists our board of directors in reviewing and recommending corporate governance policies and nominees for election to our board of directors and its committees. The nominating and corporate governance committee met one time in 2019. The nominating and corporate governance committee is responsible for, among other things:

  •
  assessing, developing, and communicating with our board of directors concerning the appropriate criteria for nominating and appointing directors, including the size and composition of the board of directors, corporate governance policies, applicable listing standards, laws, rules and regulations, and other factors considered appropriate by our board of directors;

  •
  identifying and recommending to our board of directors the director nominees for meetings of our stockholders, or to fill a vacancy on the board of directors, except as set forth in the investors' rights agreements;

  •
  having sole authority to retain any search firm used to identify director candidates and approve the search firm's fees and other retention terms;

  •
  assessing and recommending to the board of directors the composition of each of its committees;

  •
  reviewing, as necessary, any executive officer's request to accept a directorship position with another company;

  •
  developing, assessing and making recommendations to our board of directors concerning corporate governance matters, including appropriate revisions to our amended and restated certificate of incorporation, amended and restated bylaws, corporate governance guidelines and committee charters;

  •
  overseeing the management continuity and succession planning process with respect to our officers;

  •
  overseeing an annual evaluation of our board of directors, its committees, and each director;

  •
  developing with management and monitoring the process of orienting new directors and continuing education for all directors; and

  •
  regularly reporting its activities and any recommendations to our board of directors.

        The nominating and corporate governance committee also has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors at our expense for any matters related to the fulfillment of its responsibilities and duties.

Code of Business Conduct and Ethics

        The board of directors has adopted an amended and restated code of business conduct and ethics that is applicable to all of our employees, officers, and directors, including our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions. The code of business conduct and ethics is available on our website at www.ftsi.com. Any waiver of this code for any executive officer or director may be made only by our board of directors or a committee of the board of directors. We will post information regarding any amendment to, or waiver from, our code of business conduct and ethics on our website in the Investor Relations section.

Qualifications for Director Nominees

        The nominating and corporate governance committee is responsible for assessing, developing and communicating with the board of directors the appropriate criteria required for members of the board of directors. This assessment includes factors such as judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate's experience with the experience of other board members, and the extent to which the candidate would be a desirable addition to the board of directors and any committees of the board of directors.

Director Candidate Recommendations by Stockholders

        Subject to the provisions of the investors' rights agreements, stockholders may recommend director candidates for consideration by our nominating and corporate governance committee. The nominating and corporate governance committee will review director candidates recommended by stockholders in the same manner it evaluates new and incumbent directors. See "Communications with the Board of Directors" below for additional information on how to submit a director nomination to the board of directors.

Communications with the Board of Directors

        Any stockholder or other interested party who wishes to communicate directly with the board of directors or any of its members may do so by writing to: FTS International, Inc., Attention: Jennifer Keefe, Secretary, 777 Main Street, Suite 2900, Fort Worth, Texas 76102. The mailing envelope should clearly indicate whether the communication is intended for the board of directors as a group, the non-employee directors or a specific director.

EXECUTIVE OFFICERS

        The following sets forth information regarding the executive officers of the Company as of March 12, 2020:

NAME	AGE	POSITIONS
Michael J. Doss	47	Chief Executive Officer and Director
Buddy Petersen	54	Chief Operating Officer
Lance Turner	40	Chief Financial Officer and Treasurer
Karen D. Thornton	50	Chief Administrative Officer
Jennifer L. Keefe	47	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

        Information regarding Mr. Doss is included above under "Proposal 1—Election of Directors."

        Buddy Petersen has served as the Company's Chief Operating Officer ("COO") since October 2015. He joined the Company in June 2015 as Senior Vice President, Continuous Improvement and was named Senior Vice President of Operations and Wireline in July 2015. He has over 25 years of experience in the oil and natural gas industry. Prior to joining the Company, Mr. Petersen was COO of GoFrac LLC, an oil and natural gas stimulation company, from October 2014 to July 2015, Vice President of Sales for Frac-Chem Inc., an oilfield chemical manufacturer and supplier and an affiliate of Koch Industries, from August 2013 to October 2014, President and COO of Compass Well Services LLC, a hydraulic fracturing and cementing services company, from October 2010 to August 2013, and COO of Allied Cementing Co., a company providing cementing and acidizing services to the oil and natural gas industry, from October 2007 to October 2010. Mr. Petersen spent 14 years working in various roles of increasing responsibility with Halliburton Energy Services, an oilfield services and products company. He earned a bachelor's degree in civil engineering from New Mexico State University.

        Lance Turner has served as the Company's Chief Financial Officer and Treasurer since October 2015. He joined the Company in April 2014 as Director of Finance to lead the finance and treasury function, and was promoted to Vice President of Finance in January 2015. Prior to joining the Company, Mr. Turner spent approximately 11 years with Ernst & Young LLP, with the majority of that time in its transaction services group coordinating and advising clients on buy side and sell side transactions in various industries. He earned a Bachelor of Business Administration and a Master of Professional Accounting from the University of Texas at Austin and is a Certified Public Accountant in the state of Texas.

        Karen D. Thornton has served as the Company's Chief Administrative Officer since April 2017. Ms. Thornton previously served as the Company's Vice President of Human Resources from the time she joined the Company in March 2014. Prior to joining the Company, she was an independent consultant at Alkat Consulting and served as the Strategic Human Capital Management Lead focusing on human resources and payroll application implementations for Darling Ingredients Inc., an Irving, Texas company providing a global growth platform for the development and production of sustainable natural ingredients, from June 2013 to March 2014. Prior to Alkat Consulting, Ms. Thornton served in various leadership positions, including the Vice President, Human Resources & Management Services for the EmCare division of Emergency Medical Services Corporation in Dallas, Texas, from 2001 to 2012. Ms. Thornton received her Bachelor of Science Industrial Management from Purdue University and a Master of Business Administration from The University of Texas at Austin's Red McCombs School of Business.

        Jennifer L. Keefe has served as the Company's Senior Vice President, General Counsel and Chief Compliance Officer since March 2017 and as the Company's Secretary since February 2019. Ms. Keefe previously served as our Deputy General Counsel managing our Commercial Litigation, Employment

Compliance and Risk Departments from the time she joined our Company in September 2014 to February 2017. Prior to joining our Company, she was a partner in the Dallas, Texas office of the international law firm of Squire Patton Boggs, where she joined in February 1997. Ms. Keefe received her Bachelor of Arts in Political Science and Spanish from Vanderbilt University and her Juris Doctor from Southern Methodist University Dedman School of Law. She is licensed to practice law in the state of Texas.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        In this compensation discussion, we describe and discuss the principles and policies used in setting the compensation of our named executive officers and other executive officers. Our named executive officers for the fiscal year ended December 31, 2019 were:

  •
  Michael J. Doss, Chief Executive Officer;

  •
  Buddy Petersen, Chief Operating Officer; and

  •
  Lance Turner, Chief Financial Officer and Treasurer.

Objective and Design of Compensation Policy

        The objective of the Company's executive compensation policy is to:

  •
  attract and retain exceptional individuals as executive officers;

  •
  provide key executives with motivation to perform to the full extent of their abilities to maximize the performance of the Company and deliver enhanced value to the Company's stockholders; and

  •
  compensate key executives for outstanding performance.

What the Company's Executive Compensation Program is Designed to Reward

        Overall, the Company's executive compensation program is designed to reward the contributions of each individual executive officer, to ensure that each executive officer's interest is aligned with those of the Company's stockholders, and to provide sufficient incentives to executive officers to ensure their dedication to the Company. As discussed further below, the Company seeks to achieve these goals by providing sufficient base salaries to compensate executive officers for the day-to-day performance of their duties and awarding cash bonuses when the executive attains the personal or corporate goals and objectives established by the Company. Also, from time to time, the Company grants equity-based awards when it believes that such equity awards will further align the interests of executive officers with those of the Company's stockholders and provide an additional incentive to executive officers to contribute to the achievement of the Company's financial and business objectives.

General Executive Compensation Policies

Process for Setting Total Compensation

        The compensation committee has historically reviewed the compensation policies and levels of companies that are engaged in the same industry as the Company and has conducted the review without the advice of an outside consultant or advisor. Upon hiring or promoting an executive officer, the compensation committee will set the initial levels of base salary and other compensation on the basis of subjective factors, including experience, individual achievements, and level of responsibility assumed at the Company, and may consider market compensation practices from time to time. Actual base salaries, cash bonuses, and equity-based awards may be adjusted from year to year based upon each executive officer's periodic review and level of attainment of personal and corporate goals and objectives, including Company financial and safety performance, stockholder return, and such other factors as the compensation committee deems appropriate and in the best interests of the Company's stockholders.

        Each executive officer's periodic review is a subjective process whereby the Chief Executive Officer or the compensation committee (as applicable, as described below) evaluates various factors relevant to the executive officer's contributions to the Company, such as the executive's role in the development and execution of strategic plans, leadership skills, motivation, and involvement in industry groups. The weight given to such factors may vary from one executive officer to another.

        The compensation committee seeks recommendations from the Chief Executive Officer regarding changes to or increases in the overall compensation level or any element of compensation for the other executive officers. In addition, the Chief Executive Officer is principally responsible for reviewing the other executive officer's performance, and for making recommendations for the Company's compensation plan for the other executive officers for the following fiscal year. The compensation committee reviews the recommendations of the Chief Executive Officer considering his proximity to the other executives and his knowledge of their contributions to the Company. The compensation committee independently reviews the performance of the Company's Chief Executive Officer and determined any changes to or increases in the overall compensation level or any element of compensation for the Chief Executive Officer.

        In February 2019, the compensation committee retained an independent compensation consultant, Longnecker & Associates ("Longnecker"), to advise the compensation committee on executive compensation matters and best practices. Specifically, in its initial engagement, Longnecker was charged with conducting an analysis of market-competitive total direct compensation (base salary, annual incentives and equity awards) for the Company's top ten executives. Longnecker also advised the compensation committee regarding long-term incentive award levels for each executive, as well as the use and recommended levels of severance benefits for each executive. Longnecker reported the results of its analysis of our total executive compensation packages for positions held by members of our executive leadership team, and components of these packages, as compared to executives holding similar positions at similar-sized companies and/or labor market peers in related industries.

Consideration of Stockholder Advisory Vote on Executive Compensation

        At our annual meeting of stockholders in 2019, approximately 98% of the votes cast in the advisory vote on executive compensation were in support of our executive compensation program. The compensation committee considered the results of this advisory vote and believes the results affirm stockholder approval of the board of directors' approach to the Company's executive compensation program. Although the compensation committee did not adopt any changes to our program as a result of this vote, as noted above the compensation committee evaluates our executive compensation program annually.

Elements of Compensation

        The Company's executive compensation program consists of the following elements of compensation, each described in greater depth below:

  •
  Base Salary;

  •
  Annual Bonus;

  •
  Discretionary Bonus;

  •
  Equity-Based Compensation;

  •
  Perquisites; and

  •
  General Benefits.

        In determining the different elements of compensation to provide to the executive officers, the compensation committee does not adhere to a specific allocation between short-term and long-term compensation, or between cash and non-cash compensation. Instead, the compensation committee determines the elements of compensation in a manner designed to reward strong financial performance, provide overall compensation opportunities that are sufficient to attract and retain highly skilled executive officers, and ensure that the executive officers' interests are aligned with those of the Company's stockholders. This may result in the executive officers receiving all cash compensation in some years (through base salary and annual bonuses) and a combination of cash and equity-based compensation in other years (through base salary, annual bonuses and equity awards).

Base Salary

        The Company pays base salaries to the executive officers because the Company believes that base salaries are essential to recruiting and retaining qualified executives. In addition, base salaries create an incentive for the executive officers to make meaningful contributions to the Company's success because they are subject to increase based on the executive's performance. The compensation committee sets the initial base salary level upon the hiring or promotion of an executive officer and may incorporate base salary into related employment contracts. Base salary levels are determined initially based on the executive officer's previous experience and employment, and the executive officer's expected duties and responsibilities with respect to the Company. Thereafter, the compensation committee may change an executive officer's base salary from time to time, based on the results of the executive officer's periodic review (which is conducted by the Chief Executive Officer or his designee for each of the other executive officers and by the compensation committee for the Chief Executive Officer), and based on the compensation committee's subjective assessment of the Company's overall performance during the evaluation period.

Annual Bonus Compensation

        Historically, the compensation committee has annually approved short-term incentive plans. In April 2019, the compensation committee approved the 2019 short-term incentive plan (the "2019 STIP"), to motivate employees to drive outstanding company performance, provide flexibility given the uncertain business environment and improve employee retention. The named executive officers were eligible to participate.

        The 2019 incentives for the named executive officers were based on the achievement of:

  •
  Financial targets for Adjusted EBITDA;

  •
  Safety performance as measured by our total recordable incident rate ("TRIR"); and

  •
  Achievement of our 2019 business goals:

  •
  Increase fleet utilization

  •
  Reduce repairs per pumping hour

  •
  Secure four incremental fleets with designated strategic accounts

  •
  Reduce net debt to less than $200 million

        The 2019 STIP provided for a target award equal to 100% of base salary for Mr. Doss, 80% of base salary for Mr. Petersen and 80% of base salary for Mr. Turner. The payout under the 2019 STIP was based 65% on the financial target, 15% on the safety target and 20% on achievement of the business goals. The compensation committee set targets for 2019, based on the recommendations of the Chief Executive Officer.

        The following annual targets were set in 2019:

2019
Minimum Threshold
(Adjusted EBITDA)	$150 million
Financial Goal
(Adjusted EBITDA)	$250 million
Safety Goal
(TRIR)	0.45 or better

        If the financial goal was achieved, the payout percentage would be 100%. If the financial goal was exceeded, the payout percentage could reach a maximum of 200%. The 2019 STIP allowed for payout for achievement of business goals and safety results (up to 35% of target bonus) independent of the Company's financial performance. To the extent company financial performance resulted in a payout greater than 100%, the bonus pool available for the safety and business goal components would increase proportionately.

        Under the terms of the 2019 STIP, the Chief Executive Officer was delegated the authority to award amounts above the maximum payout based on the individual performance of and contribution by the named executive officer. Such additional payouts were in the discretion of the Chief Executive Officer.

        Partial awards were paid to the named executive officers under the 2019 STIP based on the achievement of the safety goals.

Other Bonus Compensation

        The compensation committee retains discretion to grant bonus compensation to the named executive officers and other employees of the Company outside of the 2019 STIP. From time to time, the Company may award discretionary annual bonuses to the executive officers for their contributions to the Company's performance. For 2019, the compensation committee awarded the named executive officers discretionary bonuses for their contributions to the Company's performance. The Company may also enter into agreements with the executive officers in connection with their hiring, promotion or retention pursuant to which the Company agrees to pay the executive officer a bonus.

        The 2019 Summary Compensation Table below includes the other bonus compensation paid to the named executive officers in 2019.

Equity Compensation

        The Company awards equity-based compensation to executive officers in order to provide a link between the long-term results achieved for its stockholders and the rewards provided to executive officers, thereby ensuring that such officers have a continuing stake in the Company's long-term success.

  2018 LTIP

        The 2018 Plan was first approved by our board of directors and stockholders on February 1, 2018. In March 2019, our board of directors approved an amendment to the 2018 Plan to increase the number of shares available for issuance under the 2018 Plan. Our stockholders approved the amendment at our 2019 annual meeting of stockholders. As of December 31, 2019, 2,062,094 shares were available for future issuance under the 2018 Plan.

        The purpose of the 2018 Plan is to attract and retain officers, employees, directors, consultants and other key personnel and to provide those persons incentives and awards for performance. The 2018

Plan will generally be administered by the compensation committee of our board of directors. The compensation committee has the authority to determine eligible participants in the 2018 Plan, and to interpret and make determinations under the 2018 Plan. Any interpretation or determination by the compensation committee under the 2018 Plan will be final and conclusive. The compensation committee may delegate all or any part of its authority under the 2018 Plan to any subcommittee thereof and may delegate its administrative duties or powers to one or more of our officers, agents or advisors.

        Pursuant to the 2018 Plan, we may grant restricted stock units, restricted stock, stock options (including incentive stock options as defined in Section 422 of the Code, or Incentive Stock Options), appreciation rights, cash incentive awards, performance shares, performance units, and certain other awards based on or related to shares of our common stock.

        Each grant of an award under the 2018 Plan will be evidenced by an award agreement or agreements, which will contain such terms and provisions as the compensation committee may determine, consistent with the 2018 Plan. Those terms and provisions include the number of our shares of our common stock subject to each award, vesting terms and provisions that apply upon events such as retirement, death or disability of the participant or in the event of a change in control.

Perquisites

        The Company provides its named executive officers with certain perquisites, the costs of which constitute a small percentage of each named executive officer's total compensation. These perquisites are reflected in the All Other Compensation column in the Summary Compensation Table and are described further in the All Other Compensation Table below.

General Benefits

        The following are standard benefits offered to all eligible Company employees, including the named executive officers.

        Retirement Benefits.    The Company offers a 401(k) defined contribution retirement plan for all eligible employees, including the named executive officers, known as the FTS International, Inc. 401(k) Plan (the "401(k) Plan"). The 401(k) Plan is a voluntary contributory plan, which allows a participant to defer, by payroll deductions, from 0% to 100% of the participant's annual compensation, limited to certain annual maximums set by the Code. The 401(k) Plan has historically provided a discretionary matching contribution to each participant's account. The Company suspended matching contributions in July 2015 and resumed making contributions in July 2017. Each named executive officer received a matching contribution from the Company during 2019 under the 401(k) Plan. These contributions are reflected in the All Other Compensation column in the Summary Compensation Table.

        Health and Welfare Benefits.    The Company makes available medical, dental, vision, prescription drug, flexible spending accounts, health savings accounts, life insurance, and disability coverage to all active eligible employees, including the named executive officers.

        Paid Time-Off Benefits.    The Company provides paid time off, bereavement leave, maternity leave, and other paid holidays to all employees, including the named executive officers.

2019 Summary Compensation Table

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards	Non-Equity Incentive Plan Compensation (4)	Nonqualified Deferred Compensation Earnings	All Other Compensation (5)	Total ($)
Michael J. Doss	2019	$850,000	$85,000	$892,800	$—	$127,500	$—	$17,839	$1,973,139
Chief Executive Officer	2018	$848,077	$255,000	$9,950,000	$—	$—	$—	$28,993	$11,082,070
Buddy Petersen	2019	$750,000	$60,000	$595,200	$—	$90,000	$—	$12,610	$1,507,810
Chief Operating Officer	2018	$745,192	$180,000	$8,955,000	$—	$—	$—	$23,775	$9,903,967
Lance Turner	2019	$425,000	$34,000	$297,600	$—	$51,000	$—	$9,032	$816,632
Chief Financial Officer	2018	$422,596	$102,000	$5,970,000	$—	$—	$—	$9,279	$6,503,875
and Treasurer

(1)
In response to market conditions and to support our cost reduction efforts, the named executives initiated a 15% voluntary temporary reduction in their respective base salaries in the fourth quarter of 2019. As a result, the current base salary for Mr. Doss is $722,500, for Mr. Petersen is $637,500 and Mr. Turner is $361,250. On March 23, 2020, the named executives agreed to an additional 25% reduction in their respective base salaries, to be effective April 1, 2020. As a result, beginning on April 1, 2020, the base salary for Mr. Doss will be $541,875, for Mr. Petersen will be $478,125 and Mr. Turner will be $270,938.

(2)
Represents discretionary bonuses paid to the named executive officers in 2019 for their contributions to the Company's performance in 2019.

(3)
Represents the aggregate grant date fair value of the restricted stock unit award calculated in accordance with Topic 718. Pursuant to SEC rules, the amount shown in this column excludes the impact of estimated forfeitures related to service-based vesting conditions. For performance-based restricted stock units the amounts represent the probable payout percentage for the awards calculated in accordance with Topic 718. Assuming the performance-based restricted stock units will be paid out at maximum, the awards would be as follows: Mr. Doss, $882,000, Mr. Petersen, $588,000, and Mr. Turner, $294,000. See Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for information regarding the assumptions made in determining these values.

(4)
For 2019, partial awards were paid to the named executive officers under the 2019 STIP based on the achievement of the safety goals. See "—Annual Bonus Compensation" for a discussion of the awards.

(5)
See the All Other Compensation Table below for additional information.

All Other Compensation Table

        The following table provides information regarding each component of compensation included in the All Other Compensation column for 2019 in the Summary Compensation Table above.

Name	Company Matching Contributions to 401(k) Plan(1)	Life Insurance Premiums(2)	Company Vehicle(3)	Other(4)	Total
Michael J. Doss	$8,400	$64	$7,375	$2,000	$17,839
Buddy Petersen	$8,400	$56	$2,154	$2,000	$12,610
Lance Turner	$7,000	$32	$—	$2,000	$9,032

(1)
Represents the matching contributions made by the Company for the benefit of the named executive officers under the 401(k) Plan.

(2)
Represents life insurance premiums paid by the Company on behalf of each named executive officer.

(3)
Represents the aggregate incremental costs associated with the named executive officer's use of a Company-owned vehicle.

(4)
Represents the matching contributions made by the Company for the benefit of the named executive officers under the Consumer Choice Plan with Health Savings Account and incentives paid to the named executives as part of a wellness program, intended to improve and promote health and fitness.

Employment Agreements

        It is the Company's general philosophy that all of the Company's employees should be "at will" employees, thereby allowing both the Company and the employee to terminate the employment relationship at any time and without restriction or financial obligation, with limited exceptions.

        We have not entered into employment agreements with any of our current executive officers.

Severance Agreements

        We entered into severance agreements with each of the Company's executive officers on September 26, 2019 to update and align each executive officer's severance benefits to current market practice, as recommended by the Company's compensation consultant, and to replace severance agreements with executive officers that have expired.

        The severance agreements provides that if an executive officer's employment is terminated by the Company without "cause" (as defined in the severance agreement) or the executive officer voluntarily resigns for "good reason" (as defined in the severance agreement), then, subject to the executive officer's signing and not revoking a separation agreement and release of claims, the executive officer is entitled to: (1) any earned but unpaid base salary and bonus, earned but unused vacation time and incurred but unreimbursed expenses (the "Accrued Benefits"); (2) a lump sum payment equal to one times (or two times for the Company's Chief Executive Officer (the "CEO")) the executive officer's annual base salary, at the highest rate in effect during the 12 months preceding termination (the "Look-Back Period"); (3) a lump sum payment equal to one times (or two times for the CEO) the higher of the greatest annual bonus target for which the executive officer was eligible during the Look-Back Period or the average of the executive officer's annual bonus payouts for the three years preceding termination; (4) a lump sum payment equal to 12 times the amount the executive officer would pay on a monthly basis for COBRA continuation premiums (less required co-pay) (the "COBRA Continuation Payment"); and (5) if more favorable to the executive officer than the provisions of any applicable award agreements, the immediate vesting of all awards previously granted to the executive officer under the 2018 Plan and if such awards are performance-based, the awards will vest at the higher of target level of performance or actual performance through termination, and with any stock options or stock appreciation rights to remain outstanding and exercisable for a period of one year following termination (up to their original expiration date) ("Accelerated Vesting").

        The severance agreements further provide that upon an executive officer's termination on account of death or becoming "disabled" (as defined in the severance agreement), the executive officer or, with respect to (1) below, the executive officer's estate, as applicable, is entitled to: (1) any Accrued Benefits; (2) Accelerated Vesting; and (3) a COBRA Continuation Payment.

        The severance agreements will terminate upon the earlier of (1) an executive officer's termination and the Company's satisfaction of all of its obligations under the severance agreement, if any; and (2) the execution of a written agreement between the Company and the executive officer terminating the severance agreement.

Outstanding Equity Awards at Fiscal Year-End

        The following table contains information regarding outstanding equity awards held by each of the named executive officers as of December 31, 2019.

	Stock Awards
Name	Number of Shares of Stock that Have Not Vested (#)		Equity Incentive Plan Awards: Number of Unearned Shares of Stock that Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market Value of Shares of Stock that Have Not Vested ($)(3)(4)
Michael J. Doss	270,000	(1)	—	$280,800
	—		180,000	$187,200
	375,000	(2)	—	$390,000
Buddy Petersen	180,000	(1)	—	$187,200
	—		120,000	$124,800
	337,500	(2)	—	$351,000
Lance Turner	90,000	(1)	—	$93,600
	—		60,000	$62,400
	225,000	(2)	—	$234,000

(1)
Represents time-based restricted stock units that were granted on September 26, 2019 and vest one-third on each of the first three anniversaries of the grant date.

(2)
Represents time-based restricted stock units that were granted on February 6, 2018 and vest one-quarter on each of the first four anniversaries of the grant date.

(3)
For performance-based restricted stock units, represents the number of shares that will vest based upon the threshold level of performance. These awards were granted on September 26, 2019 and will vest on July 1, 2022, depending on the achievement of the performance goals.

(4)
Market value is based upon the closing price of our common stock on December 31, 2019 ($1.04).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        The following is a summary of transactions that occurred on or were in effect after January 1, 2019 that we have been a party and which the amount involved exceeded $120,000 and in which any of our executive officers, directors or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest.

Transactions with Chesapeake

        We are party to a master service agreement dated July 9, 2012, and a master commercial agreement dated December 24, 2016, with subsidiaries of Chesapeake. These agreements govern the performance of services and the supply of materials or equipment to Chesapeake, the specific terms of which are addressed in subsequent written purchase or work orders. These agreements contain standard terms and provisions, including insurance requirements and confidentiality obligations and allocate certain operational risks through indemnity provisions.

Investors' Rights Agreements

        On February 1, 2018, the Company entered into an Investors' Rights Agreement with Maju and CHK (the "Maju and CHK Investors' Rights Agreement"), pursuant to which we will be required to take all necessary action for individuals designated by Maju and CHK to be included in the slate of nominees recommended by the board of directors for election by our stockholders. Under the Maju and CHK Investors' Rights Agreement, each of Maju and CHK have the right to nominate (1) two directors so long as it beneficially owns at least 15% of our then-outstanding shares of capital stock or (2) one director so long as it beneficially owns at least 5% but less than 15% of our then-outstanding shares of capital stock. The Maju and CHK Investors' Rights Agreement also provides that so long as Maju or CHK beneficially owns at least 5% of our then-outstanding shares of capital stock, it may elect to designate one non-voting observer to attend all meetings of the board of directors and committees of the board of directors. The Maju and CHK Investors' Rights Agreement also provides Maju or CHK with certain information rights for so long as it beneficially owns at least 5% of our then-outstanding shares of common stock. Each of Maju and CHK have agreed to take all reasonable actions, including voting or providing a consent or proxy, to ensure the election of their respective nominees and other terms of the Maju and CHK Investors' Rights Agreement.

        Under the Maju and CHK Investors' Rights Agreement, Maju and CHK may designate its nominee director to be a member of each committee, subject to compliance with applicable stock exchange requirements. The Maju and CHK Investors' Rights Agreement restricts our ability to adopt a stockholder rights plan and similar arrangements or to become subject to the provisions of Section 203 of the Delaware General Corporation Law without the consent of Maju and CHK. The agreement also grants other consent rights to Maju and CHK, including for charter and bylaw provisions inconsistent with the investors' rights agreement.

        The Maju and CHK Investors' Rights Agreement provides that (1) we renounce any interest in any business opportunities of CHK and Maju, their affiliates and directors nominated by them, and that none of the foregoing have any obligation to offer or present us those opportunities or any related information or to use any information regarding other or competing business for us, (2) we acknowledge our prior and future agreements and transactions with CHK and its affiliates and (3) we waive any claims or recourse relating to the foregoing matters.

        On February 1, 2018, the Company entered into an investors' rights agreement with Senja and Hampton, pursuant to which, the Company is required to take all necessary action for the individual collectively designated by Senja and Hampton to be included in the slate of nominees recommended by the board of directors for election by our stockholders. Under the investors' rights agreement, Senja and Hampton have the right to nominate one director so long as they collectively with their affiliates own at least 5% of our then-outstanding shares of capital stock. The investors' rights agreement also provides that so long as Senja and Hampton collectively with their affiliates own at least 5% of our then-outstanding shares of capital stock, they may elect to designate one non-voting observer to attend all meetings of the board of directors and committees of the board of directors. The investors' rights agreement also provides Senja and Hampton with certain information rights for so long as they collectively with their affiliates own at least 5% of our then-outstanding shares of capital stock. The agreement also grants other rights to Senja and Hampton, including consent rights for charter and bylaw provisions inconsistent with the investors' rights agreement.

        The investors' rights agreement with Senja and Hampton will provide that (1) we renounce any interest in any business opportunities of Senja and Hampton, their affiliates and directors nominated by them, and that none of the foregoing have any obligation to offer or present us those opportunities or any related information or to use any information regarding other or competing business for us and (2) we waive any claims or recourse relating to the foregoing matters.

        Senja is wholly owned by RRJ Capital Master Fund I, L.P. RRJ is the general partner of RRJ Capital Master Fund I, L.P. RRJ's board of directors, which consists of Ong Tiong Sin, Ong Tiong Boon, Eddie Teh Ewe Guan, Rizal Bin Ishak and Kim Young So, exercises voting and investment power over our shares held by Senja. Further, Mr. Ong, Senja's board designee on our board of directors is also the sole stockholder and sole director of Hampton.

Registration Rights Agreement

        On February 1, 2018, the Company entered into a registration rights agreement with Maju, CHK, Senja and Hampton. Under the terms of the registration rights agreement, the parties may request registration, or a demand registration, of all or a portion of their common stock, or Registrable Shares, under the Securities Act of 1933. We will not be obligated to effectuate more than four demand registrations for each of Maju and CHK, and more than four demand registrations for Senja and Hampton, collectively. Any demand registration must be for an anticipated aggregate offering price of at least $50.0 million. In addition, in the event we register additional shares of common stock for sale to the public, we will be required to give notice of the registration to the parties to the registration rights agreement and, subject to certain limitations, include shares of common stock held by them in the registration. The agreement includes customary indemnification and contribution provisions in favor of the parties to the agreement against certain losses and liabilities arising out of or based upon any filing or other disclosure made by us under securities laws relating to such registration. We will generally pay all registration expenses in connection with our registration obligations.

Procedures for Approval of Related Party Transactions

        Pursuant to our amended and restated audit committee charter, our audit committee has the primary responsibility for reviewing and approving or disapproving "related-party transactions," which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. Our policy, included in our Corporate Governance Guidelines, regarding transactions between us and related persons provides that the definition of a related person will include, among others, a director, executive officer, nominee for director or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed fiscal year, and any of their immediate family members.

 SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL HOLDERS

        The following table sets forth information regarding beneficial ownership of our shares of common stock as of March 12, 2020 by:

  •
  each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

  •
  each of our directors;

  •
  our named executive officers; and

  •
  all of our current executive officers and directors as a group.

        We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. Applicable percentage ownership is based on 107,110,919 shares of common stock outstanding as of March 12, 2020.

        This table is based upon information supplied by our executive officers, directors and each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock, and the Section 13 filings with the SEC. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable.

NAME OF BENEFICIAL OWNER	SHARES BENEFICIALLY OWNED	PERCENT OF CLASS
Greater than 5% stockholders
Maju Investments (Mauritius) Pte Ltd(1)(2)	41,617,144	38.9%
CHK Energy Holdings, Inc.(2)(3)	21,998,789	20.5%
Senja Capital Ltd(4)(5)(6)	11,895,935	11.1%
Hampton Asset Holding Ltd.(5)(7)(8)	884,291	0.8%
Directors and Named Executive Officers
Michael J. Doss	210,813	*
Buddy Petersen	131,337	*
Lance Turner	102,751	*
Goh Yong Siang	—	—
Domenic J. Dell'Osso, Jr.(9)	6,000	*
Bryan J. Lemmerman(9)	—	—
Ong Tiong Sin(10)	12,780,226	11.9%
John Vaske	—	—
Carol J. Johnson	59,500	*
Michael C. Jennings	—	—
All executive officers and directors as a group (10 persons)	13,290,627	12.4%

*
Represents beneficial ownership of less than one percent

(1)
Maju is wholly owned by Fullerton Fund Investments Pte Ltd, which is wholly owned by Temasek. The address of Maju is Maju Investments (Mauritius) Pte Ltd, c/o SGG Corporate Services (Mauritius) Ltd, 33, Edith Cavell Street, Port Louis, 11324, Republic of Mauritius.

(2)
On February 1, 2018, the Company entered into an investors' rights agreement with Maju and CHK. Pursuant to the Maju and CHK Investors' Rights Agreement, Maju and CHK may be deemed to have formed a group pursuant to Rule 13d-5(b)(1) of the Exchange Act. Such group could be deemed to have beneficial ownership, for purposes of Sections 13(d) and 13(g) of the Exchange Act, of all equity securities of the Company beneficially owned by such parties. Such parties would, as of March 12, 2020, be deemed to beneficially own an aggregate of 63,615,933 shares (59.4%) of our capital stock. Each stockholder party to the agreement disclaims beneficial ownership of any shares of our common stock owned by the other stockholder party to the agreement.

(3)
CHK is a subsidiary of Chesapeake. The address of CHK is CHK Energy Holdings, Inc., 6100 N. Western Avenue, Oklahoma City, Oklahoma 73118.

(4)
Senja is wholly owned by RRJ Capital Master Fund I, L.P., the general partner of which is RRJ Capital Limited. The address of Senja is Senja Capital Ltd, CCS Trustees Limited, 263 Main Street, P.O. Box 2196, Road Town, Tortola, British Virgin Islands.

(5)
On February 1, 2018, the Company entered into an investors' rights agreement with Senja and Hampton. Pursuant to the investors' rights agreement, Senja and Hampton may be deemed to have formed a group pursuant to Rule 13d-5(b)(1) of the Exchange Act. Such group could be deemed to have beneficial ownership, for purposes of Sections 13(d) and 13(g) of the Exchange Act, of all equity securities of the Company beneficially owned by such parties. Such parties would, as of March 12, 2020, be deemed to beneficially own an aggregate of 12,780,226 shares (11.9%) of our capital stock. Each stockholder party to the agreement disclaims beneficial ownership of any shares of our common stock owned by the other stockholder party to the agreement.

(6)
RRJ Capital Limited's board of directors, consisting of Ong Tiong Sin, Ong Tiong Boon, Eddie Teh Ewe Guan, Rizal Bin Ishak and Kim Young So, exercises voting and investment power over these shares.

(7)
Hampton is wholly owned by Ong Tiong Sin. The address of Hampton is Hampton Asset Holding Ltd., CCS Trustees Limited, 263 Main Street, P.O. Box 2196, Road Town, Tortola British Virgin Islands.

(8)
Ong Tiong Sin, sole stockholder and sole director of Hampton, has sole voting and investment power over these shares.

(9)
Mr. Dell'Osso is the Executive Vice President and Chief Financial Officer of Chesapeake, and Mr. Lemmerman is the Vice President—Business Development at Chesapeake.

(10)
Mr. Ong is the founder and Chief Executive Officer of RRJ Capital Limited, and sole stockholder and sole director of Hampton, and disclaims beneficial ownership of any shares owned directly or indirectly by Senja, except to the extent of his pecuniary interest therein. As such, the shares attributed to Mr. Ong represent a sum of the shares beneficially owned by Senja and Hampton.

Equity Compensation Plan Information

        The following table sets forth as of December 31, 2019, a summary of certain information related to our 2018 Plan under which our equity securities are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by stockholders	3,571,816	(1)	N/A	(2)	2,062,094
Equity compensation plans not approved by stockholders	—		N/A		—
Total	3,571,816		N/A		2,062,094

(1)
Includes an aggregate of restricted stock units that were not vested as of December 31, 2019 under the 2018 Plan.

(2)
Only restricted stock units have been granted under the 2018 Plan; there is no weighted average exercise price associated with these awards.

AUDIT COMMITTEE REPORT

        The audit committee reviewed and discussed with both management and the Company's independent registered public accounting firm, Grant Thornton LLP, the audited financial statements of the Company for the year ended December 31, 2019 prior to their issuance. These reviews included discussion with the independent registered public accounting firm of matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the SEC. The audit committee also discussed with its independent registered public accounting firm matters relating to its independence and received the written disclosures and letter from Grant Thornton LLP required by applicable requirements of the PCAOB regarding the independent accountant's communications with the audit committee concerning independence.

        Based on these reviews and discussions, the audit committee recommended to the board of directors that the audited financial statements of the Company be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

Members of the Audit Committee

Michael C. Jennings (Chair)	Carol J. Johnson	Ong Tiong Sin

 PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2019 and 2018 by our independent registered public accounting firm, Grant Thornton LLP. All such fees described below were approved by the audit committee.

	2019	2018
Audit fees(1)	$1,013,050	$650,800
Audit-related fees(2)	$—	$—
Tax fees(3)	$—	$—
All other fees(4)	$—	$—

Total fees	$1,013,050	$650,800

(1)
Audit fees consist of aggregate fees for professional services rendered for the audit of our consolidated financial statements, reviews of our interim consolidated financial statements, services in connection with statutory and regulatory filing requirements and our debt and equity offerings.

(2)
Audit-related fees consist of aggregate fees for assurance and other services related to the audit or review of our financial statements that are not reported under "Audit Fees" above.

(3)
Tax fees consist of aggregate fees for professional services for tax compliance, tax advice and tax planning, and fees related to tax preparation services.

(4)
Other fees consists of amounts billed for services other than those noted above.

        Our audit committee has adopted a policy and procedures for the pre-approval of audit and, if applicable, non-audit services rendered by our independent registered public accounting firm. All audit and non-audit services for 2019 and 2018 were pre-approved by the audit committee.

STOCKHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

        In order to be included in the Company's proxy materials for the 2021 annual meeting of stockholders, a stockholder proposal must be received in writing by the Company at 777 Main Street, Suite 2900, Fort Worth, Texas 76102, by November 27, 2021 and otherwise comply with all requirements of the SEC for stockholder proposals.

        In addition, the Company's Bylaws provide that any stockholder who desires to nominate a director nominee or bring a proposal of other business at an annual meeting must give timely written notice of the proposal to the Company's Secretary. To be timely, the notice must be delivered to the above address not later than the close of business on the 90th calendar day, nor earlier than the close of business on the 120th calendar day, prior to the first anniversary of the preceding year's annual meeting. In the event the annual meeting is advanced by more than 30 calendar days or delayed by more than 70 calendar days of the date of the anniversary of the preceding year's annual meeting, the notice must be received not earlier than the close of business on the 120th calendar day prior to the annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting and the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made. To be timely for the 2021 annual meeting of stockholders, a notice must be received no earlier than January 7, 2021 and no later than February 6, 2021. The notice must also describe the stockholder proposal in reasonable detail and provide certain other information required by the Company's Bylaws. A copy of the Company's Bylaws is available upon request from the Company's Secretary.

HOUSEHOLDING

        As permitted under the Exchange Act, only one copy of the Notice or this proxy statement is being delivered to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies of the Notice or this proxy statement. We will promptly deliver, upon oral or written request, a separate copy of the Notice or this proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to FTS International, Inc., 777 Main Street, Suite 2900, Fort Worth, Texas 76102, Attention: Secretary, Telephone: (817) 862-2000. Stockholders residing at the same address and currently receiving only one copy of the Notice or this proxy statement may contact our Secretary at the address above to request multiple copies of the Notice or this proxy statement in the future. Stockholders residing at the same address and currently receiving multiple copies of the Notice or this proxy statement may contact the Secretary at the address above to request that only a single copy of the Notice or this proxy statement by mailed to them in the future.

AVAILABILITY OF FORM 10-K

        Our Annual Report on Form 10-K is available online at www.ftsi.com in the Investor Relations section. We will provide to any stockholder, without charge, upon written request, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC. Such requests should be addressed to FTS International, Inc., 777 Main Street, Suite 2900, Fort Worth, Texas 76102, Attention: Secretary.

 OTHER MATTERS

        The board of directors does not know of any other matters that are to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is intended that the enclosed proxy will be voted in the discretion of the persons voting the proxy.

By Order of the Board of Directors,

Jennifer L. Keefe Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

Fort Worth, Texas
March 27, 2020

Appendix A

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
FTS INTERNATIONAL, INC.

        FTS International, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

        ONE: That the name of the Corporation is FTS International, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 28, 2011 and the Amended and Restated Certificate of Incorporation of the Corporation was filed on February 1, 2018 (the "Certificate of Incorporation").

        TWO: That, at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted recommending and declaring advisable that the Certificate of Incorporation be amended and that such amendment be submitted to the stockholders of the Corporation for their consideration, as follows:

        RESOLVED, that Article IV, Section A of the Certificate of Incorporation be amended and restated in its entirety to read as follows:

          "A.    Reverse Stock Split and Classes of Stock.    Effective [•], 2020 (the "Effective Time"), a 1-for-[•] reverse stock split of the shares of the Corporation's common stock, par value $0.01 per share (the "Common Stock"), shall become effective, pursuant to which each [•] shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and nonassessable share of Common Stock, automatically and without any action on the part of the Corporation or the respective holders thereof upon the Effective Time, and shall thereupon represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the "Reverse Stock Split"). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.01 per share. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. In lieu of fractional shares, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split shall following the Effective Time be entitled to receive a cash payment (without interest), automatically and without any action by the Corporation or the holder.

          The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 345,000,000, consisting of 320,000,000 shares of Common Stock and 25,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of either the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL, and no vote of the holders of either the Common Stock or Preferred Stock voting separately as a class shall be required therefor."

        THREE: That at the annual meeting of stockholders of the Corporation held on May 7, 2020, the aforesaid amendment was duly adopted by the stockholders of the Corporation.

        FOUR: That this Certificate of Amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

***

A-1

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this [•] day of [•], 2020, and the foregoing facts stated herein are true and correct.

FTS INTERNATIONAL, INC.
By:
Name:
Title:

A-2

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/06/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. FTS INTERNATIONAL INC. 777 MAIN ST. SUITE 2900 FORT WORTH, TX 76102 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/06/2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll The Board of Directors recommends a vote FOR the election of each of the nominees: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 1) Michael J. Doss 2) Michael C. Jennings 3) Ong Tiong Sin The Board of Directors recommends you vote FOR proposals 2, 3 and 4: For 0 Against 0 Abstain 0 2. To approve an amendment to our amended and restated certificate of incorporation to effect, at the discretion of our board of directors, a reverse stock split of our common stock at a ratio within the range set forth in the Company's proxy statement, subject to our board of directors' authority to abandon such amendment. 0 0 0 0 0 0 3. To approve, on an advisory basis, the compensation of our named executive officers. 4. To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2020. NOTE: Such other business as may properly come before the meeting or any postponement or adjournment thereof. 0 For address change/comments, mark here. (see reverse for instructions) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000450135_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com FTS INTERNATIONAL INC. Annual Meeting of Stockholders May 7, 2020 10:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Michael J. Doss and Jennifer L. Keefe, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of FTS INTERNATIONAL INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM Central time on May 7, 2020, at 777 Main Street, Lobby Level Conference Room, Fort Worth, TX 76102, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000450135_2 R1.0.1.18